SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

January 22, 2008
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated January 24, 2008

Item 2.02 Results of Operations and Financial Condition.

On January 24, 2008, Ball Corporation (the “Company”) issued a press release announcing its fourth quarter and full year earnings for 2007, which results are set forth in the press release dated January 24, 2008, and attached hereto as Exhibit 99.1.

Earnings information regarding the fourth quarter and full year 2007, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.03 Material Modifications to Rights of Security Holders.

On January 23, 2008, the Company and its rights agent, Computershare Investor Services, LLC, entered into an amendment to the Rights Agreement dated July 26, 2006 (the “Rights Agreement”) in order to address minor issues with the technical application of the Rights Agreement which may have previously constrained the ability of certain passive investors to acquire additional Company common stock where such an investor became a holder of 10% or more of the Company’s outstanding common stock, either inadvertently or due to the Company’s stock repurchases.

The amendment permits certain passive investors who do not state an intention (or reserve the right) to control or influence the Company’s management or policies to continue to acquire up to 15% of the Company’s common stock in any of the specific circumstances outlined in the amendment.

The amendment to the Rights Agreement is attached hereto as Exhibit 4.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2008, the Board of Directors elected Robert W. Alspaugh as a Director of the Company.  Mr. Alspaugh will serve on the Board of Directors and stand for re-election at the 2008 annual meeting of shareholders.

Also on January 22, 2008, the Board of Directors elected John A. Hayes executive vice president and chief operating officer of the Company.  The Board also named John R. Friedery president, metal beverage packaging, Americas and Asia, and Michael D. Herdman president, Ball Packaging Europe and Mr. Friedery ceased to be chief operating officer of the Company’s Americas packaging businesses.

A copy of the press release is attached hereto as Exhibit 99.2.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2008, the Board of Directors of the Company amended the Bylaws to increase the Board of Directors from ten to eleven, by increasing to four the number of director positions in Class III.  Exhibit 3(ii) attached hereto provides the text of the amendment.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following are furnished as exhibits to this report:

Exhibit 3(ii)	Article 3, Section A of the Amended Bylaws.

Exhibit 4	First Amendment to Rights Plan.

Exhibit 99.1	Ball Corporation Press Release dated January 24, 2008.

Exhibit 99.2	Ball Corporation Press Release dated January 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:          /s/ Raymond J. Seabrook
Name:  Raymond J. Seabrook
Title:    Executive Vice President and Chief Financial Officer

Date:    January 24, 2008

Ball Corporation
Form 8-K
January 24, 2008

EXHIBIT INDEX

Description	Exhibit

Article 3, Section A of the Amended Bylaws	3(ii)

First Amendment to Rights Plan	4

Ball Corporation Press Release dated January 24, 2008	99.1

Ball Corporation Press Release dated January 23, 2008	99.2